UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 22, 2026
Date of Report (date of earliest event reported)
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Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2026, H. Charles Maddy, III notified the board of directors (the “Board”) of Burke & Herbert Financial Services Corp. (the “Company”) of his determination not to stand for re-election as a director at the Company’s 2026 annual meeting of shareholders and his retirement as the President of the Company, effective as of June 30, 2026. Mr. Maddy’s retirement is not a result of any disagreement with the Company, management or the Board on any matter relating to the Company’s operations, policies or practices. Mr. Maddy’s extended notice provides the Company with sufficient time to ensure a smooth management transition and enables Mr. Maddy to assist with the closing and integration of the previously announced merger with LINKBANCORP, Inc. Mr. Maddy will continue to serve as a director of Burke & Herbert Bank & Trust Company (the “Bank”), the wholly-owned subsidiary of the Company, and as Chair of the Burke & Herbert Bank Foundation. The details of any severance arrangements with Mr. Maddy will be determined by the Compensation Committee of the Board (the “Committee”) at a later date.

Mr. Maddy has been a valuable member of the Board of the Company and the Bank and officer of the Company. The Company wishes to thank Mr. Maddy for his invaluable leadership, perspective and commitment to the Company since he joined the Company following the merger with Summit Financial Group, Inc. (“Summit”) in May, 2024. Mr. Maddy served as a director of Summit and its banking subsidiary, Summit Community Bank, since 1993 and served as the President and Chief Executive Officer of Summit since 1994.

In connection with Mr. Maddy’s notification of his retirement as President of the Company effective June 30, 2026, it is anticipated that Roy E. Halyama, the Company’s current Executive Vice President and Chief Financial Officer, will be appointed to serve as the Company’s successor President and the Bank’s President at the organizational meeting of the Board following the 2026 annual meeting of shareholders.

2026 Incentive Plan

On January 22, 2026, the Compensation Committee of the Board (the “Committee”) approved the 2026 incentive plan (the “Plan”) consisting of both annual incentives and long-term incentives. Executive leadership and management of the Company and the Bank will be eligible to participate in the Plan. The named executive officers who have been approved to participate in the Plan for the 2026 plan year are: David P. Boyle, Roy E. Halyama and H. Charles Maddy, III. Employees who join the Company or the Bank after September 30 of any year are not eligible to participate in the Plan for such calendar year. Management will recommend to the Committee for approval individual members of management eligible to participate in the Plan.

The 2026 annual and long-term incentive award opportunities are based on a percentage of a participant’s actual base salary earned during the calendar year and are established at the beginning of each calendar year for each participant. The 2026 targets for each of the named executive officers is set forth in the following table:

Named Executive Officer	2026 Target Short Term Incentive (% of Base Salary)	2026 Target Long-Term Incentive (% of Base Salary)
David P. Boyle	80%	120%
Roy E. Halyama	70%	90%
H. Charles Maddy, III	100%	0%

Awards under the Plan to the named executive officers are subject to the Company’s Clawback Policy adopted on July 27, 2023, and effective October 2, 2023.

Annual Cash Incentives

The objectives of the annual incentive portion of the Plan (“AIP”) are to ensure that participants are aligned with the Company’s annual business goals, to foster internal teamwork and commitment to team success, and to offer a market competitive annual incentive opportunity to participants. The AIP is effective for the 2026 calendar year and will continue to renew for successive one-year periods. Incentives earned under the AIP are paid in cash.

A participant’s actual incentive compensation award is based on the Company’s performance against several chosen financial metrics and the participant’s performance against certain Bank-wide strategic initiatives and individual goals. Each participant will have individual target performance goals and there may be a weight assigned to each goal to indicate the priority of such goal. Management will develop the suggested annual incentive scorecard including metrics, weights, targets and ranges each year for the Committee to review and approve. The annual scorecard may change year to year depending on the business priorities of the Company and the Bank.

For 2026, the performance metrics under the AIP and the weights assigned to each metric are as follows:

Metric Weight
Fully diluted earnings per share (EPS) 35%
Return on equity calculated on a GAAP basis (ROE) 30%
Non-performing assets (NPA) 15%
Customer Service NPS Score/ Strategic and Individual Goals 20%

The AIP allows the Committee to adjust, in its discretion, the performance goals and the awards during the plan year or at year-end to reflect significant, unanticipated changes in the operating environment. Awards under the AIP will be paid by March 15th of the calendar year immediately following the fiscal year end.

An employee entitled to an award under the AIP must be employed at the time of payment to receive the cash incentive award payment except in the case of death, permanent disability and retirement both during and after the plan year. In these instances, any cash incentive award payment will be made pro-rata based on the date of termination of employment. The Committee has the discretion to determine the appropriate payments to participants under the Plan.

Long-Term Equity Incentives

The Committee also approved a new design for long-term incentive awards consisting of an equal mix of time-based and performance-based restricted stock units. The time-based restricted stock units (“RSUs”) vest ratably over three years from the date of grant while the performance-based restricted stock units (“PRSUs”) cliff-vest after an assessment of Company performance over a period of three years. The number of PRSUs that vest is determined by the following three metrics: three-year average Return on Assets (“ROA”), three-year average Return on Average Tangible Common Equity (“ROATCE”) and relative Total Shareholder Return (“TSR”). Each of these metrics is equally weighted. Dividend equivalents accrue on the RSUs and PRSUs and pay when the underlying shares vest.

The peer group for measuring relative TSR consists of bank holding companies in the eastern United States with asset size ranging from $5 billion to $20 billion. The peer group will be disclosed in the Company’s proxy statement for the 2026 annual meeting of shareholders.

The payout for PRSUs is equal to 50% of threshold, 100% of target, and 200% of maximum. There will be no payout of the PRSUs if the threshold performance is not achieved for a certain performance metric; however, the performance metrics are treated independently so an executive may have a chance to earn a payout if other metrics are above threshold.

The following table shows the potential long-term incentive awards to the Company’s named executive officers on a share basis for both the RSUs and PRSUs. Mr. Maddy is not eligible to receive a stock incentive under the long-term portion of the Plan. The award of PRSUs listed below reflect the potential awards based on the Company’s performance on a share basis under multiple scenarios: “Below Threshold”, “At Threshold,” “At Target” and “Maximum.”

Named Executive Officer	RSUs	PRSUs
	# of Shares	Below Threshold # of Shares	Threshold # of Shares	Target # of Shares	Maximum # of Shares
David P. Boyle	9,740	0	4,870	9,740	19,480
Roy E. Halyama	3,650	0	1,825	3,650	7,300

If an executive is voluntarily terminated or is terminated for cause, then any unvested RSUs and PRSUs are forfeited. If an executive dies, then any unvested RSUs and PRSUs vest on a pro-rata basis and immediately settle with the PRSUs settling based on target. If an executive becomes disabled, then any unvested RSUs vest on a pro-rata basis and immediately settle based on target and PRSUs vest on a pro rata basis and settle on the normal schedule based on actual performance. If an executive retires at age 65 with five or more years of service, then the RSUs and PRSUs continue to vest and settle on the normal schedule if the grant date is more than six months prior to retirement and the executive complies with any applicable restrictive covenants during retirement. If there is a termination without cause or for good reason within 24 months following a change in control, then the RSUs will vest on termination and the PRSUs will vest on termination and settle on the normal schedule based on actual performance.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of January, 2026.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO